ACQUISITION AGREEMENT

THIS AGREEMENT made as of the 26th day of March, 2009.

AMONG:

THE PERSONS listed in Schedule “A” attached hereto

(hereinafter collectively called the “Vendors”)

OF THE FIRST PART

AND:

SYRACUSE CAPITAL CORP., a company incorporated pursuant to the laws of the Province of British Columbia and having an office located at 918 – 1030 West Georgia Street, Vancouver, British Columbia V6E 2Y3

(hereinafter called “Syracuse”)

OF THE SECOND PART

AND:

NATCORE TECHNOLOGY, INC., a company incorporated pursuant to the laws of the State of Delaware and having an office located at 47 Club Way, Red Bank, New Jersey, USA, 07701

(hereinafter called “Natcore”)

OF THE THIRD PART

WITNESSES THAT:

A.

The Vendors are or are entitled to be the registered, legal and beneficial owners of all of the issued and outstanding common shares (the “Natcore Shares”) and all of the issued and outstanding warrants to acquire common shares of Natcore (the “Natcore Warrants”) as registered to and in the amounts set forth in Schedule “A” attached hereto;

B.

Natcore holds exclusive licensing rights to certain intellectual property developed for the purpose of commercializing technology which enables the controlled growth of silicon dioxide and mixed silicon oxides from an aqueous solution at ambient temperatures and pressures;

C.

Syracuse proposes to buy from the Vendors, and the Vendors have each agreed to sell to Syracuse, all legal and beneficial interest in the Natcore Shares and the Natcore Warrants (collectively, the “Natcore Securities”) in consideration of the allotment and issuance of fully paid and non-assessable common shares without par value in the capital of Syracuse and warrants to acquire common shares without par value in the capital of Syracuse, upon and subject to the terms and conditions set forth in this Agreement; and

D.

The purchase of the Natcore Securities from the Vendors by Syracuse will constitute Syracuse’s ‘Qualifying Transaction’, as such term is defined in Policy 2.4 of the TSX Venture Exchange (the “Exchange”), and upon completion will result in the listing of Syracuse as a Tier 2 Technology Issuer on the Exchange.

          NOW THEREFORE in consideration of the mutual covenants and agreements contained herein, it is agreed by and between the parties hereto as follows:

ARTICLE 1 - INTERPRETATION

1.1 Definitions

In this Agreement, the following words and phrases shall have the following meanings:

(a)	“Advance “ means the advance of the sum of $100,000 by Syracuse to Natcore to cover Natcore’s costs associated with the transactions contemplated by this Agreement until the Closing Date.

(b)

“Agent’s Options “ means the option to acquire up to 150,000 common shares of Syracuse at an exercise price of $0.15 per share granted to PI Financial Corp. in consideration for services performed in respect of the initial public offering of Syracuse.

(c)

“Applicable Securities Laws” means the Securities Act (British Columbia), the Securities Act (Alberta), the Securities Act (Nova Scotia), the Securities Act (Ontario), the US Securities Act and the applicable rules, regulations, rulings, orders and forms made or promulgated under such statutes and the published policies of the Securities Commissions, as well as the rules, regulations, by-laws and policies of the Exchange.

(d)	“Business Corporations Act” means the Business Corporations Act (British Columbia) and regulations pursuant thereto, as amended from time to time.

(e)	“Business Day” means a day other than a Saturday, Sunday or statutory holiday in the Province of British Columbia .

(f)

“Cancellable Warrants” means 300,000 warrants to purchase common shares of Natcore at a price of US$1.00 per share until January 31, 2011 and 200,000 warrants to purchase common shares of Natcore at a price of US$1.50 per share until January 31, 2013 to be cancelled by Natcore with the consent of the holders of such warrants prior to the Closing Date.

(g)	“Closing” means the completion of the sale and purchase of the Natcore Securities pursuant to and in accordance with all of the terms and conditions of this Agreement.

(h)	“Closing Date “ means the date the Final Exchange Bulletin is issued by the Exchange in respect of the Qualifying Transaction, or such other date as the parties may agree upon.

(i)	“Closing Time “ means the time on the Closing Date specified in Section 8.1 hereof.

(j)	“Exchange” means the TSX Venture Exchange.

(k)	“Exchange Policies” means the Policies of the Exchange and all orders, policies, rules, regulations and by-laws of the Exchange as amended from time to time

(l)

“Final Exchange Bulletin” means the Exchange Bulletin which is issued following closing of the Qualifying Transaction and the submission of all required documentation and that evidences the final Exchange acceptance of the Qualifying Transaction.

(m)

“GAAP” means those generally accepted accounting principles (including the methods of application of such principles) established by the Canadian Institute of Chartered Accountants and, in respect of the financial statements of any person, applied on a basis consistent with the financial statements of prior periods of such person.

(n)	“Income Tax Act” means the Income Tax Act of Canada and Regulations pursuant thereto, as amended from time to time.

(o)	“Letter of Intent” means the Letter of Intent signed by Natcore and Syracuse dated August 28, 2008 as amended February 12, 2009.

(p)	“License Agreement” means the exclusive license agreement dated March 31, 2004 between Natcore and Rice concerning certain intellectual property as described in Recital B hereto.

(q)	“Minimum Listing Requirements” has the meaning set out in Policy 2.1 of the Exchange Policies.

(r)	“Natcore” means Natcore Technology, Inc., a private company incorporated under the laws of Delaware.

(s)	“Natcore Shares” means all of the issued and outstanding common shares of Natcore.

(t)	“Natcore Securities” means the Natcore Shares and the Natcore Warrants.

(u)

“Natcore Warrants” means 1,950,000 warrants to purchase common shares of Natcore, representing all of the issued and outstanding warrants to purchase common shares of Natcore on the Closing Date, as set out in Schedule “A” hereto. Each Natcore Warrant entitles the holder to acquire one additional Natcore Share at an exercise price of US$0.30 until January 31, 2016.

(v)	“Parties” means the Vendors, Syracuse and Natcore.

(w)	“Payment Securities” means the Payment Shares and the Payment Warrants.

(x)

“Payment Shares” means an aggregate of 12,960,086 common shares without par value in the capital of Syracuse, to be issued to the Vendors as the total consideration payable for the Natcore Shares as provided in Section 3.2.

(y)

“Payment Warrants” means the 2,145,000 warrants to purchase common shares in the capital of Syracuse to be issued to certain of the Vendors as the total consideration payable for the Natcore Warrants as provided in Section 3.2, each warrant entitling the holder to purchase one additional common share of Syracuse at a price of $0.40 per share until the date which is five years from the Closing Date, which shall be in the form attached hereto as Schedule “B”.

(z)	“Payment Warrant Shares” means the common shares without par value in the capital of Syracuse, to be issued to certain of the Vendors upon the exercise of the Payment Warrants.

(aa)

“Person” means an individual, corporation, body corporate, partnership, joint venture, association, trust or unincorporated organization or any trustee, executor, administrator or other legal representative.

(bb)

“Private Placement” means the private placement of up to 3,000,000 Units at a price of $0.40 per Unit to be completed by Syracuse in conjunction with the Qualifying Transaction. Each Unit is to be comprised of one common share in the capital of Syracuse and one Private Placement Warrant.

(cc)

“Private Placement Warrant” means a share purchase warrant entitling the holder to acquire one common share of Syracuse at a price of $0.75 per common share for a period of 24 months following its issuance, subject to certain forced exercise provisions.

(dd)

“Public Record” means the information filed by Syracuse on SEDAR, with the required Securities Commissions, with the Exchange and with the Registrar of Companies for British Columbia , as required in accordance with the requirements of the Applicable Securities Laws, and which record contains all material facts (as that term is defined by the Applicable Securities Laws) relating to the corporate structure, business and operations of Syracuse.

(ee)

“Qualifying Transaction” means the acquisition of the Natcore Securities by Syracuse as provided for in this Agreement, which acquisition shall meet the requirements of a ‘Qualifying Transaction’ as such term is defined in Policy 2.4 of the Exchange.

(ff)

“Regulatory Authorities” means all regulatory authorities having jurisdiction over the transactions contemplated by this Agreement including, without limitation, the Exchange and the Securities Commissions and the United States Securities and Exchange Commission.

(gg)	“Rice “ means William Marsh Rice University.

(hh)	“Shareholder’s Agreement” means the shareholder’s agreement dated March 31, 2004 between Natcore and Rice entered into pursuant to the terms of the License Agreement.

(ii)

“Sponsor Units” means 62,500 Sponsor Units to be granted to Haywood Securities Inc. for acting as Syracuse’s sponsor in connection with the Qualifying Transaction, each Sponsor Unit consisting of one common share of Syracuse and one share purchase warrant having the same terms and conditions as the Private Placement Warrants.

(jj)

“Sponsorship Engagement” means the engagement by Syracuse of Haywood Securities Inc. to act as Syracuse’s sponsor in connection with the Qualifying Transaction to be evidenced by the execution of a formal sponsorship agreement between the parties, containing, among other things, terms relating to the consideration payable by Syracuse to Haywood Securities Inc., including payment of the Sponsor Units.

(kk)	“Syracuse” means Syracuse Capital Corp. , a company incorporated under the provisions of the Business Corporations Act.

(ll)	“Syracuse Options “ has the meaning ascribed to that term in subsection 5.1(b).

(mm)	“Securities Commissions” means the British Columbia Securities Commission, the Alberta Securities Commission, the Nova Scotia Securities Commission and the Ontario Securities Commission.

(nn)	“Termination Date” means May 31, 2009, or such other date as the parties hereto may agree upon.

(oo)	“Unit” means one common share of Syracuse and one Private Placement Warrant.

(pp)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

(qq)	“Vendors” means all of the securityholders of Natcore, as set forth in Schedule “A” hereto.

1.2 Schedules

The following is the Schedule to this Agreement:

Schedule “A”	-	Vendors and Natcore Securities

Schedule “B”	-	Form of Payment Warrant

1.3 Interpretation

For purposes of this Agreement, except as otherwise expressly provided:

(a)

“this Agreement” means this agreement, including the Schedules hereto, and any agreement, document or instrument entered into, made or delivered pursuant to the terms hereof, as any of them may from time to time be supplemented or amended and in effect.

(b)

All references in this Agreement to a designated “Article”, “Section”, “subsection” or other subdivision or to a Schedule “A” are to the designated Article, Section, subsection or other subdivision of, or Schedule to, this Agreement unless otherwise specified.

(c)

The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any partic ular Article, Section, subsection or other subdivision or Schedule.

(d)

The headings in this Agreement are for convenience only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

(e)	All accounting terms not otherwise defined have the meanings assigned to them in accordance with GAAP.

(f)

All references to currency refer to lawful money of Canada (unless expressed to be in some other currency) and all amounts to be calculated or paid pursuant to this Agreement are to be calculated in lawful money of Canada.

(g)	Any reference to a corporate entity includes and is also a reference to any corporate entity that is a successor to such entity.

(h)	Words importing the masculine gender include the feminine or neuter gender and words in the singular include the plural and vice versa.

(i)

Except as otherwise provided in this Agreement, if any representation, warranty, covenant or agreement herein is made by two or more persons, or is made by a party hereto that is comprised of two or more persons, the representation, warranty, covenant or agreement shall be the several, and not joint, representation, warranty, covenant or agreement of all such persons.

(j)	Any action to be taken pursuant to this Agreement on a day which is not a Business Day shall be taken on the next succeeding Business Day.

1.4 Governing Law

          This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia which shall be deemed to be the proper law hereof. The courts of the Province of British Columbia and all appellate courts shall have jurisdiction to entertain and determine all disputes and claims, whether for specific performance, injunction, declaration or otherwise both at law and in equity, arising out of or in any way connected with the construction, breach, or alleged, threatened or anticipated breach of this Agreement, and shall have jurisdiction to hear and determine all questions as to the validity, existence or enforceability thereof.

ARTICLE 2 - ADVANCE TO NATCORE

2.1 Advance

          Subject to the terms and conditions hereof, Syracuse has made the Advance to Natcore.

2.2 Security

          The Advance is secured by a general security agreement dated September 26, 2008 over Natcore’s assets with the exception of intellectual property or the License Agreement, and a promissory note dated September 26, 2008 with a one year term bearing interest at 7% per annum. Natcore acknowledges that it has arranged for the registration of such general security interest in Natcore with the applicable authorities in the State of Delaware.

          If the transactions contemplated by this Agreement do not complete or this Agreement is terminated for whatever reason, the Advance will be immediately due and payable by Natcore upon demand by Syracuse, along with interest at the rate of 7% per annum calculated daily, both before and after maturity.

ARTICLE 3 – PURCHASE AND SALE OF NATCORE SECURITIES

3.1 Purchase of Natcore Securities and Natcore

          Based upon the representations and warrantie s of the Parties set forth herein, and subject to the conditions herein, Syracuse agrees to purchase from the Vendors, and the Vendors agree to sell to Syracuse, free and clear of all liens, claims, charges, options and encumbrances whatsoever, at the Closing Time, the Natcore Securities together with all rights now or hereafter attached to or accruing in respect of such Natcore Securities including all dividends and distributions declared, paid or made in respect of them on or after the Closing Date.

3.2 Consideration

(a)

For the Natcore Shares: The consideration payable by Syracuse to the Vendors for the purchase and sale of the Natcore Shares shall be paid through the allotment and issuance to the Vendors of an aggregate of 12,960,086 Payment Shares, each Payment Share having a deemed price of $0.40 per Payment Share, which Payment Shares, the Vendors agree to accept in complete satisfaction of the purchase price for the Natcore Shares. The Payment Shares shall be distributed to the Vendors pro rata in accordance with the number of the Natcore Shares held by them as set out in Schedule “A” hereto, each Natcore Share held entitling the holder to 1.10 Payment Share.

(b)

For the Natcore Warrants: The consideration payable by Syracuse to the Vendors for the purchase and sale of the Natcore Warrants shall be paid through the allotment and issuance to the Vendors of an aggregate of 2,145,000 Payment Warrants, each Payment Warrant entitling the holder to acquire one additional common share of Syracuse at a price of $0.40 per share until the date which is five years from the Closing Date, which Payment Warrants, the Vendors agree to accept in complete satisfaction of the purchase price for the Natcore Warrants. The Payment Warrants shall be distributed to the Vendors pro rata in accordance with the number of the Natcore Warrants held by them as set out in Schedule “A” hereto, each Natcore Warrant held entitling the holder to one Payment Warrant.

3.3 Fractional Securities

          No fractional Payment Shares, Payment Warrants or rights to acquire fractional Payment Shares or Payment Warrants will be issued to the Vendors. No cash will be paid by Syracuse in lieu of fractional securities and any fractions so resulting will be rounded:

(a)	Up to the nearest whole Payment Share or Payment Warrant, as the case may be, in the event of a fractional security of 0.5 or greater; and

(b)	Down to the nearest whole Payment Share or Payment Warrant, as the case may be, in the event of a fractional security of less than 0.5.

3.4 Payment of the Consideration

          The issuance of the Payment Securities shall be effected at Closing pursuant to Article 8 hereof. The Vendors acknowledge that some or all of the Payment Shares, the Payment Warrants and/or the Payment Warrant Shares, may be subject to escrow in accordance with the requirements of the Exchange.

3.5 Securities Resale Restrictions

          The Vendors acknowledge that the issuance of the Payment Shares, the Payment Warrants and the Payment Warrant Shares may be subject to certain trading restrictions in the jurisdiction in which they are resident, and the Vendors accordingly agree to abide by and facilitate compliance with any and all trading restrictions and filing requirements as may be applicable in such jurisdictions.

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF THE VENDORS

4.1 Representations and Warranties of the Vendors

          To induce Syracuse to enter into and to complete the transactions contemplated by this Agreement, the Vendors individually and severally represent and warrant to Syracuse, as warranties and representations that are true at the Closing Time as if such warranties and representations were made at such time, that:

(a)	Valid and Binding. This Agreement constitutes a legal, valid and binding obligation of each of the Vendors enforceable in accordance with its terms.

(b)

Authority to Sell. Each of the Vendors has due and sufficient right and authority to enter into this Agreement on the terms and conditions herein set forth and the Vendors have sufficient right and authority to transfer all the legal and beneficial title to and ownership of the Natcore Securities held by them, as set forth on the Schedule “A” hereto, to Syracuse, free and clear of any liens, charges, encumbrances or voting agreement, escrow agreement or pooling arrangement, voting trust, unanimous shareholder agreement, or other agreement, limitation or restriction of any nature.

(c)

Corporate Authority. In the case of any Vendor who is not an individual, the execution and delivery of and performance by such Vendor of this Agreement and the consummation of the transactions contemplated by them have been duly authorized by all necessary corporate action on the part of such Vendor.

(d)

Share Holdings. At the Closing Time, the Natcore Shares will be validly issued and outstanding as fully paid and non-assessable common shares of Natcore and the number of Natcore Shares held by each of the Vendors and to be sold to Syracuse at the Closing is as set forth on Schedule “A” hereto.

(e)

Warrant Holdings. The Natcore Warrants are validly issued and outstanding and the number of Natcore Warrants held by each of the Vendors and to be sold to Syracuse at the Closing is as set forth on Schedule “A” hereto.

(f)

Title to Securities. Each of the Vendors is the registered, legal and beneficial owner of all of the Natcore Securities as indicated on Schedule “A” hereto with good and marketable title thereto and such Securities are free and clear of any voting restriction, trade restriction lien, charge, encumbrance or voting agreement, voting trust or other agreement, limitation or restriction of any nature, and there are no agreements, warrants, rights of conversion, rights of pre-emption or similar rights or other rights pursuant to which any of the Vendors are or may become obligated to sell, transfer or assign any shares or other securities of Natcore to any person other than Syracuse, except as disclosed to Syracuse.

(g)

No Material Adverse Claims. There are no material adverse claims or challenges of any kind whatsoever, including without limitation claims or challenges by third parties, against or to the ownership of, or title to, the Natcore Securities, nor is there any basis therefore, that if determined adversely, would have a material adverse effect on the ownership or use thereof.

(h)

No Breach. The execution and delivery of this Agreement, the performance of the obligations of the Vendors under this Agreement and the completion of the transactions contemplated under this Agreement will not:

(i)

materially conflict with, or result in a material breach of or the acceleration of any material indebtedness under, or constitute a material default under, any material indenture, mortgage, agreement, lease, license or other instrument of any kind whatsoever to which any of the Vendors is a party or by which any of the Vendors is bound, or any judgement or order of any kind whatsoever of any court or administrative body of any kind whatsoever by which any of the Vendors is bound, which would have a material adverse effect on this Agreement and the completion of the transactions contemplated hereunder; or

(ii)

result in a material violation of any material law or regulation of any kind whatsoever by any of the Vendors, which would have a material adverse effect on this Agreement and the completion of the transactions contemplated hereunder, and the Vendors covenant, represent and warrant to and in favour of and with Syracuse that, except as otherwise provided in this Agreement, all of the representations and warranties set forth in this Section 4.1 shall be true and correct at the Closing Time as if made on that date. The parties acknowledge and agree that each Vendor makes these representations and warranties individually on behalf of such Vendor alone and not as to the truth and accuracy of the representations and warranties of other Vendors or the Vendors as an aggregate group and to the extent each Vendor’s representations and warranties relate to Natcore Shares and Natcore Warrants, they only relate to those Natcore Shares and Natcore Warrants owned by such Vendor.

4.2 Representations and Warranties of Natcore

          To induce Syracuse to enter into and to complete the purchase of Natcore as contemplated by this Agreement, Natcore represents, and warrants, to Syracuse, as warranties and representations that are true at the Closing Time as if such warranties and representations were made at such time, that:

(a)	Corporate Status. Natcore:

(i)

is a company duly incorporated and validly existing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into and perform its obligations under this Agreement;

	(ii)	is in good standing and not in default with respect to the filings required under the laws of the State of Delaware;

	(iii)	is not a ‘reporting issuer’ in any jurisdiction of Canada or the United States and does not carry any similar designation outside of Canada or the United States; and

	(iv)	has the corporate power and capacity to carry on the business carried on by it and to own and lease its property and assets.

(b)

Capital. The authorized capital of Natcore consists of 27,000,000 of common shares with a par value of $0.001 of which 11,781,896 common shares are issued and outstanding, all of which have been duly and validly issued and are fully paid common shares.

(c)

No Options. Other than the Natcore Warrants and the Cancellable Warrants, no person has any right, agreement, warrant, option, right of conversion, right of pre-emption, or commitment, present or future, contingent or absolute, or anything capable of becoming a right, agreement or option with the passage of time or the occurrence of any event or otherwise:

(i)

to require Natcore to issue any further or other shares or any other security or other instrument convertible or exchangeable into shares or to convert or exchange any security or other instrument into or for shares of Natcore;

	(ii)	for the issue or allotment of any of the unissued shares of Natcore; or

	(iii)	to require Natcore to purchase, redeem or otherwise acquire any of the issued and outstanding shares of Natcore.

(d)	No Subsidiaries. Natcore has no subsidiaries and does not own any securities issued by, or any equity or ownership interest in, any other corporate entity.

(e)

No Escrow/ Pooling. Except pursuant to the Shareholders Agreement, a copy of which has been provided by Natcore to Syracuse, none of the Natcore Shares are subject to escrow restrictions, pooling arrangements, voting trust or unanimous shareholder agreements, whether voluntary or otherwise.

(f)

No Litigation. There are no claims, actions, suits, judgments, litigation or proceedings pending against or affecting Natcore, and neither is Natcore aware of any existing ground on which any such claim, action, suit, judgment, litigation or proceeding might be commenced with any reasonable likelihood of success.

(g)

Corporate Action. The execution, delivery and performance of this Agreement and the performance of the transactions contemplated herein are within the corporate power and authority of Natcore and have been authorized by all necessary corporate action of Natcore.

(h)

Financial Statements. The interim financial statements of Natcore for the nine months ended September 30, 2008 and the audited financial statements of Natcore for the year ended December 31, 2007 have been prepared in accordance with U.S. generally accepted accounting principles consistently applied and present fairly the financial position of Natcore at the relevant dates and the results of operations cash flows (if any) for the periods covered thereby.

(i)

No Authorization Required. Other than certain filings with the United Stated Securities and Exchange Commission, no authorization, approval, order, license, permit or consent of any court, tribunal or government authority, and no registration with, declaration or notice to or filing by with any such court, tribunal or government authority, is required in order for Natcore to incur the obligations expressed to be incurred by Natcore in or pursuant to this Agreement, to execute and deliver all other documents and instruments to be delivered by Natcore pursuant to this Agreement, to perform and observe the terms and provisions of this Agreement, and to render this Agreement a legal, valid and binding obligation of, and enforceable against, Natcore.

(j)	No Finder’s Fee. No person or corporation is entitled to a finder’s fee or other form of compensation from Natcore with respect to this Agreement.

(k)

No Breach. Neither of the execution and delivery of this Agreement, the completion of the transactions contemplated hereby, nor the observance and performance by Natcore of its covenants and obligations herein, will:

	(i)	result in a breach or violation of any of the terms or provisions of the constating documents of Natcore;

(ii)

conflict with, result in a breach or cancellation of, constitute a default under, invalidate or impair rights to properties under, or accelerate or permit the acceleration of the performance required by, any agreement, instrument, license, permit or authority to which Natcore is a party or by which it is bound or to which any property of Natcore is subject or result in the creation of any lien, charge or encumbrance upon any of the assets of Natcore under any such agreement or instrument, or give to others any material interest or rights, including rights of purchase, termination, cancellation or acceleration, under any such agreement, instrument, license, permit or authority; or

	(iii )	violate any provision of law or administrative regulation or any judicial or administrative order, award, judgment or decree applicable to Natcore.

(l)	Directors and Officers. The directors and officers of Natcore are as follows:

Name	Position

Charles Provini	Chief Executive Officer
Brien Lundin	Director
Joseph Konopny	Director
Joseph Calhoun	Director

(m)

Corporate Records. The corporate records and minute books of Natcore, as required to be maintained by it pursuant to the laws of the State of Delaware, are accurate, complete and up to date in all material respects, and are maintained at the records office of Natcore.

(n)

No Adverse Event. There has been no material adverse change in the business or condition, financial or otherwise, of Natcore from that shown in its most recent financial statements and Natcore has not experienced, nor is it aware of any occurrence or event which has, or might reasonably be expected to have, a material adverse effect on the business or the result of its operations which would materially adversely affect the value of its business or the Natcore Securities.

(o)

No Material Adverse Claims. There are no material adverse claims or challenges of any kind whatsoever, including without limitation claims or challenges by third parties, against or to the ownership of, or title to Natcore or its assets, nor, to the best of Natcore’s knowledge are any such challenges contemplated, threatened nor is there any basis therefore, that if determined adversely, would have a material adverse affect on the ownership or use thereof.

(p)	Material Agreements. Natcore is not a party to, or bound by, any material agreements, covenants, undertakings or other commitments other than:

	(i)	the present agreement;

	(ii)	the Letter of Intent;

	(iii)	the License Agreement;

	(iv)	the Shareholder’s Agreement;

	(v)	the general security Agreement dated July 18, 2008 between Natcore and Nanotech Sciences Corp.;

	(vi)	the promissory note dated July 18, 2008 between Natcore and Nanotech Sciences Corp.;

	(vii)	the general security agreement dated September 26, 2008 between Syracuse and Natcore;

	(viii)	the promissory note dated September 26, 2008 between Syracuse and Natcore;

	(ix)	an executive management agreement between Natcore and Charles Provini;

	(x)	promissory note dated December 10, 2008 between Natcore and Brien Lundin; and

	(xi)	promissory note dated December 16, 2008 between Natcore and John Calhoun.

copies of which have been provided to Syracuse and each material contract or agreement between Natcore and any other person is in full force and effect and, to the best of the knowledge and belief of Natcore, is valid, binding and enforceable against each of the parties thereto in accordance with its terms and no material breach or default exists in respect thereof on the part of any party thereto and no event has occurred which, with the giving of notic e or lapse of time or both, would constitute such a material breach or default.

(q)

No Agreements. Except as set forth in subsection 4.2(p), Natcore is not a party to, or bound by, any agreements, covenants, undertakings or other commitments, on its own or as a result of any partnership or joint venture in which it is a partner or participant:

(i)

under which the transaction contemplated herein would have the effect of imposing restrictions or obligations on Natcore materially greater than those imposed upon Natcore or any such partnership or joint venture at the date hereof;

(ii)

which would give a third party, as a result of the consummation of the transaction contemplated herein, a right to terminate any material agreement to which Natcore or any such partnership or joint venture is a party or to purchase any of their respective assets;

(iii)

under which the consummation of the transaction contemplated herein would impose material restrictions on the ability of Natcore to carry on any business which it might choose to carry on within any geographical area, to acquire property or dispose of its property and assets in their entirety or to change its corporate status; or

(iv)

under which the consummation of the transaction contemplated herein would impose material restrictions on the ability of Natcore to pay dividends or make distributions to its shareholders or to borrow money and to mortgage and pledge its property as security therefore.

(r)

Pension Plans. There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans of any kind whatsoever with respect to the directors, officers or employees of Natcore and there are no labour contracts or collective agreements with respect to any employees of Natcore, nor any labour grievance procedures, labour disputes or strikes or union organization campaign, pending or threatened against Natcore.

(s)

No Non Arm’s Length Debts owed to Natcore. There are no debts or amounts owing to Natcore by any of its officers, former officers, directors, former directors, shareholders, employees or former employees or any family member thereof, or any person with whom Natcore does not deal at arm’s length excerpt for any amounts advanced to such persons for expenses incurred on behalf of Natcore in the ordinary course.

(t)

Tax Returns. Natcore has paid or adequately provided for, and undertakes to pay, all taxes, duties and imposts levied under applicable legislation, including but without limitation, income tax, capital gains tax, recoupment tax, sales tax, fringe benefits tax, withholding tax, excise duty, stamp duty, land tax, local authority rates and other taxes, fees and assessments, including interest and penalties or other payments whether similar or dissimilar to the foregoing (“Taxes”) required to be paid by Natcore for each tax period ending on, and as of, and prior to the Closing Date, and Natcore is not in default in payment of any Taxes, and has duly filed all tax reports and returns required in connection therewith to be filed by them. Natcore has not received any notice of any tax deficiency outstanding, proposed or assessed, and there are no statutory charges or liens upon, pending against or, to the best knowledge of Natcore, following diligent inquiry, threatened against Natcore or any of their assets arising pursuant to any applicable legislation.

(u)

Insolvency. Natcore is not insolvent nor has it committed an act of bankruptcy, proposed a compromise or arrangement to its creditors generally, had any petition for the granting of a receiving order in bankruptcy file d against it, made a voluntary assignment into bankruptcy or taken any proceeding to have itself wound-up or declared bankrupt or to have a receiver appointed in respect of all or any portion of its assets or commenced proceedings for any amalgamation, continuation or other corporate reorganization.

(v)	Compliance with Laws. To the knowledge of Natcore, Natcore is in compliance, in all material respects with all applicable laws.

(w)

No Untrue Statements. None of the representations, warranties or statements of fact made in this Section contain any untrue statement of a material fact or omit to state any material fact necessary to make any such warranty or representation not misleading, and Natcore covenants, represents and warrants to and in favour of and with Syracuse that, except as otherwise provided in this Agreement, all of the representations and warranties set forth in this Section 4.2 shall be true and correct at the Closing Time as if made on that date.

4.3 Survival

          The representations and warranties of the Vendors and Natcore contained in this Agreement shall survive the Closing and, notwithstanding any investigations or enquiries made by Syracuse prior to the Closing and notwithstanding the waiver of any condition by Syracuse, the representations, warranties, covenants and agreements of the Vendors and Natcore, shall (except where otherwise specifically provided in this Agreement) survive the Closing and shall continue in full force and effect for a period of 12 months from the Closing Date for all matters.

4.4 Reliance

          The Vendors and Natcore acknowledge and agree that Syracuse has entered into this Agreement relying on the warranties and representations and other terms and conditions of this Agreement notwithstanding any independent searches or investigations that may be undertaken by or on behalf of Syracuse and that no information that is now known or should be known or that may hereafter become known to Syracuse or its directors, officers, employees, representatives or professional advisors shall limit or extinguish the right to indemnification hereunder.

4.5 Limitation of Liability

          If any of the Vendors are in breach of any representation, warrant, covenant, agreement or condition made by it and contained in this Agreement the liability of an individual Vendor shall be limited to the value as at the Closing Date of the total consideration received by that Vendor.

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF SYRACUSE

5.1 Representations and Warranties

          To induce each of the Vendors and Natcore to enter into and to complete the transactions contemplated by this Agreement, Syracuse represents and warrants to each of the Vendors and Natcore, as warranties and representations that are true at the Closing Time as if such warranties and representations were made at such time, that:

(a)	Corporate Status. Syracuse:

(i)

is a corporation duly incorporated and validly existing under the laws of the Province of British Columbia and has all requisite corporate power and authority to enter into and perform its obligations under this Agreement;

	(ii)	is in good standing and not in default with respect to the filings required under the Applicable Securities Laws and the Business Corporations Act; and

	(iii)	has the corporate power and capacity to carry on the business carried on by it and to own and lease its property and assets.

(b)

Capital. The authorized capital of Syracuse consists of an unlimited number of common shares without par value of which 4,031,667 common shares are issued and outstanding, all of which have been duly and validly issued and are fully paid and non-assessable shares and in compliance with all applicable corporate and securities laws. Syracuse has outstanding stock options held by directors, officers and a consultant to purchase 400,000 common shares in the capital of Syracuse at a price of $0.15 per share (herein called “Syracuse Options “), of which 200,000 shall be cancelled by Syracuse or exercised by their holders prior to the Closing Date, and Agent’s Options in consideration of services performed by PI Financial Corp. in respect of the initial public offering of Syracuse.

(c)

No Options. Except for the Syracuse Options and the Agent’s Options or as contemplated hereunder, no person has any right, agreement, warrant, option or commitment, present or future, contingent or absolute, or anything capable of becoming a right, agreement or option with the passage of time or the occurrence of any event or otherwise:

(i)

to require Syracuse to issue any further or other shares or any other security or other instrument convertible or exchangeable into shares or to convert or exchange any security or other instrument into or for shares of Syracuse;

	(ii)	for the issue or allotment of any of the unissued authorized shares of Syracuse; or

	(iii)	to require Syracuse to purchase, redeem or otherwise acquire any of the issued and outstanding shares of Syracuse.

(d)

Listed Company. The common shares in the capital of Syracuse are listed for trading on the Exchange and no other stock exchange; Syracuse is a reporting issuer under the Applicable Securities Laws, with the exception of the US Securities Act, and is not in breach of any Applicable Securities Laws or of any of the rules or policies of the Exchange or any other applicable Regulatory Authority.

(e)

No Litigation. To the knowledge of its directors, there are no claims, actions, suits, judgments, litigation or proceedings pending against or affecting Syracuse, and neither is Syracuse aware of any existing ground on which any such claim, action, suit, judgment, litigation or proceeding might be commenced with any reasonable likelihood of success.

(f)

Corporate Action. The execution, delivery and performance of this Agreement and the performance of the transactions contemplated herein are within the corporate power and authority of Syracuse and have been authorized by all necessary corporate action of Syracuse.

(g)

No Authorization Required. Except for the consent of the Regulatory Authorities, no authorization, approval, order, license, permit or consent of any court, tribunal or government authority, and no registration with, declaration or notice to or filing by with any such court, tribunal or government authority, is required in order for Syracuse to incur the obligations expressed to be incurred by Syracuse in or pursuant to this Agreement, to execute and deliver all other documents and instruments to be delivered by Syracuse pursuant to this Agreement, to perform and observe the terms and provisions of this Agreement, and to render this Agreement a legal, valid and binding obligation of, and enforceable against, Syracuse.

(h)	No Finder’s Fee. No person or corporation is entitled to a finder’s fee or other form of compensation from Syracuse with respect to this Agreement.

(i)

No Breach. Neither of the execution and delivery of this Agreement, the completion of the transactions contemplated hereby, nor the observance and performance by Syracuse of its covenants and obligations herein, will:

	(i)	result in a breach or violation any of the terms or provisions of the constating documents of Syracuse;

(ii)

conflict with, result in a breach or cancellation of, constitute a default under, invalidate or impair rights to properties under, or accelerate or permit the acceleration of the performance required by, any agreement, instrument, license, permit or authority to which Syracuse is a party or by which it is bound or to which any property of Syracuse is subject or result in the creation of any lien, charge or encumbrance upon any of the assets of Syracuse under any such agreement or instrument, or give to others any material interest or rights, including rights of purchase, termination, cancellation or acceleration, under any such agreement, instrument, license, permit or authority; or

	(iii)	violate any provision of law or administrative regulation or any judicial or administrative order, award, judgment or decree applicable to Syracuse.

(j)	Directors and Officers. The directors and officers of Syracuse are as follows:

Name	Position

Steve Bajic	President and Chief Executive Officer and Director
W. John Meekison	Director
Joel Dumaresq	Director
Martin Bajic	Chief Financial Officer and Director

(k)

Corporate Records. The corporate records and minute books of Syracuse, as required to be maintained by it pursuant to the Business Corporations Act, are accurate, complete and up to date in all material respects, and are maintained at the records office of Syracuse.

(l)

Financial Statements. The financial statements of Syracuse contained in the Public Record have been prepared in accordance with GAAP consistently applied, present fairly the financial position of Syracuse at the relevant dates and the results of operations cash flows (if any) for the periods covered thereby.

(m)

No Adverse Event. Except as disclosed in the Public Record, there has been no material adverse change in the business or condition, financial or otherwise, of Syracuse from that shown in the financial statements referred to in subsection 5.1(l) and Syracuse has not experienced, nor is it aware of any occurrence or event which has, or might reasonably be expected to have, a material adverse effect on the business or the result of its operations which would materially adversely affect the value of its business.

(n)

Material Agreements. Except as disclosed in the Public Record, Syracuse does not have any material contracts, and each material contract or agreement between Syracuse and any other person is in full force and effect and, to the best of the knowledge and belief of Syracuse, is valid, binding and enforceable against each of the parties thereto in accordance with its terms and no material breach or default exists in respect thereof on the part of any party thereto and no event has occurred which, with the giving of notice or lapse of time or both, would constitute such a material breach or default.

(o)

No Dissolution. No proceedings are pending for and Syracuse is not aware of any basis for the institution of any proceedings leading to the dissolution or winding-up of Syracuse or its subjection to bankruptcy or any other laws governing the affairs of insolvent persons.

(p)

No Non Arm’s Length Debts. There are no debts or amounts owing to Syracuse by any of its officers, former officers, directors, former directors, shareholders, employees or former employees or any family member thereof, or any person with whom Syracuse does not deal at arm’s length excerpt for any amounts advanced to such persons for expenses incurred on behalf of Syracuse in the ordinary course.

(q)

Tax Returns and Liabilities. Syracuse has duly filed on a timely basis all tax returns required to be filed by it and has paid all taxes which are due and payable by it, and has paid all assessments and reassessments, and all other taxes, governmental charges, penalties, interest and fines due and payable on or before the date hereof; adequate provision has been made for taxes payable for the current period for which tax returns are not yet required to be filed; there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of any tax, governmental charge or deficiency against Syracuse; there are no actions, suits, proceedings, investigations or claims now threatened or pending against Syracuse in respect of taxes, governmental charges or assessments, or any matters under discussion with any governmental authority relating to taxes, governmental charges or assessments asserted by any such authority. Syracuse has, where required, withheld from each payment made to any of its officers, directors, former directors and employees the amount of all taxes including, but not limited to, income tax and other deductions required to be withheld therefrom and has paid the same to the proper tax and other receiving officers within the time required under any applicable tax legislation.

(r)	Compliance with Laws. To the knowledge of its directors, Syracuse is in compliance, in all material respects with all applicable laws.

(s)

No Knowledge of Adverse Matters. Syracuse does not have any specific information relating to Syracuse that is not generally known or that has not been disclosed to the Vendors and that, if known, could reasonably be expected to have a materially adverse effect on the value of Syracuse, or its common shares as at the date of this Agreement.

(t)

Payment Shares and Payment Warrants. The Payment Shares, when issued on Closing, shall be fully paid, validly issued and free of clear of all liens, charges, security interests and encumbrances whatsoever, and the Payment Warrants, when issued on Closing, shall be validly issued and free and clear of all liens, charges, security interests and encumbrances whatsoever, except for such escrow and resale restrictions imposed by the Exchange as contemplated by Section 3.5 of this Agreement.

(u)

No Untrue Statements. None of the representations, warranties or statements of fact made in this Section contain any untrue statement of a material fact or omit to state any material fact necessary to make any such warranty or representation not misleading.

and Syracuse covenants, represents and warrants to and in favour of and with all of the Vendors and Natcore that, except as otherwise provided in this Agreement, all of the representations and warranties set forth in this Section 5.1 shall be true and correct at the Closing Time as if made on that date.

5.2 Survival

          The representations and warranties of Syracuse contained in this Agreement shall survive the Closing and the purchase of the Securities and, notwithstanding the Closing and the purchase of the Natcore Securities, the representations and warranties of Syracuse shall continue in full force and effect for the benefit of the Vendors for a period of 12 months from the Closing Date.

5.3 Reliance

          Syracuse acknowledges and agrees that the Vendors and Natcore have entered into this Agreement relying on the warranties and representations and other terms and conditions of this Agreement notwithstanding any independent searches or investigations that may be undertaken by or on behalf of the Vendors or Natcore and that no information that is now known or should be known or that may hereafter become known to the Vendors or Natcore or their directors, officers, employees, representatives or professional advisors, as the case may be, shall limit or extinguish any rights or remedies of the Vendors or Natcore to the right to indemnification hereunder.

          If Syracuse is in breach of any representation, warranty, covenant, agreement or condition made by it and contained in this Agreement it shall be liable and shall indemnify and save harmless the Vendors and Natcore from any and all loss (including economic loss), costs, damages, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by it and contained in this Agreement provided notice of any such breach is delivered to Syracuse by the Vendors or Natcore within two years of the date of this Agreement

ARTICLE 6 - COVENANTS

6.1 Covenants of Syracuse:

Syracuse hereby covenants and agrees that:

(a)	until the Closing Date, Syracuse will carry on its business in the ordinary course, except as otherwise contemplated in this Agreement;

(b)

until the Closing Date, Syracuse will not merge into or with, or amalgamate or consolidate with, or enter into any other corporate reorganization with, any other corporation or person or perform any act or enter into any transaction or negotiation which interferes or is inconsistent with the completion of the transactions contemplated hereby, other than as contemplated in this Agreement and, without limiting the generality of the foregoing, Syracuse will not:

	(i)	make any distribution by way of dividend, return of capital or otherwise to or for the benefit of Syracuse’s shareholders; or

(ii)

issue any of its shares or other securities convertible into shares or enter into any commitment or agreement therefor, except pursuant to the exercise of Syracuse Options and the Agent’s Options and the proposed issuance of securities under the Private Placement and the Sponsorship Engagement, other than as is contemplated by this Agreement, or as may be agreed upon in writing by the Vendors and Natcore; or

	(iii)	directly or indirectly, buy-back or cancel any of its share capital; and

(iv)

grant or make any option, calls, rights, commitments or other agreements of any kind obligating it to issue, transfer, sell or deliver any security of Syracuse, other than pursuant to this Agreement, the Private Placement or the Sponsor Units;

(c)	Syracuse shall not alter or amend its constating documents as the same exist at the date of this Agreement;

(d)

Syracuse shall not, until the Closing Date, engage in any business, enterprise or other activity different from that carried on by it at the date of this Agreement or enter into any transaction or incur (except in respect of obligations or liabilities to which it is already legally subject) any obligation, expenditure or liability other than obligations, expenditures and liabilities relating to the maintenance of its corporate existence and this Agreement;

(e)

Syracuse shall maintain its books, accounts and records in the usual, regular and ordinary manner, on a basis consistent with prior practices and will comply with all laws, rules and regulations applicable to it and to the conduct of its business and will not do any act, or omit to do any act which will cause a breach of any material commitments of obligations;

(f)	Syracuse shall cancel 200,000 of the Syracuse Options, with the consents of the holders of such Syracuse Options prior to the Closing Date;

(g)

Syracuse shall furnish to the Vendors such information, in addition to the information contained in this Agreement, relating to the financial condition, business, properties and affairs of Syracuse, as may reasonably be requested by the Vendor, which information shall be true and complete in all material respects and shall not contain an untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they are made, not misleading;

(h)

If required by Applicable Securities Laws, Syracuse will forthwith after the date hereof take steps to convene a general meeting of the shareholders of Syracuse as soon as reasonably possible, and shall use its reasonable efforts to obtain thereat, approval by resolution of the shareholders of Syracuse of the purchase and sale of the Natcore Securities under this Agreement and the issuance of the Payment Shares, the Payment Warrants and the Payment Warrant Shares, as full payment for the Natcore Securities;

(i)

Syracuse shall promptly apply for and use all reasonable efforts to obtain all approvals of the Exchange and any Regulatory Authority which are required in connection with the consummation of the transactions contemplated hereby, including approval to the listing on the Exchange of the Payment Shares and the Payment Warrant Shares; and

(j)

Syracuse shall do all such other acts and things as may be necessary or desirable in order to give effect to the transaction contemplated by this Agreement, including using its best efforts together with the Vendors and Natcore, to complete the Private Placement to raise minimum gross proceeds of $1,200,000, at a price of $0.40 per Unit, and to obtain Exchange acceptance of the transactions to be undertaken pursuant to this Agreement.

6.2 Covenants of Natcore :

Natcore hereby covenants and agrees that:

(a)	until the Closing Date, Natcore will carry on its business in the ordinary course, except as otherwise contemplated in this Agreement;

(b)

until the Closing Date, Natcore will not merge into or with, or amalgamate or consolidate with, or enter into any other corporate reorganization with, any other corporation or person or perform any act or enter into any transaction or negotiation which interferes or is inconsistent with the completion of the transactions contemplated hereby, other than as contemplated in this Agreement and, without limiting the generality of the foregoing, Natcore will not:

	(i)	make any distribution by way of dividend, return of capital or otherwise to or for the benefit of Natcore’s shareholders; or

(ii)

issue any of its shares or other securities convertible into shares or enter into any commitment or agreement therefor, except pursuant to the exercise of Natcore Warrants, other than as is contemplated by this agreement, or as may be agreed upon in writing by the Vendors and Syracuse; or

	(iii)	buy-back or cancel any of its share capital; and

	(iv)	grant or make any option, calls, rights, commitments or other agreements of any kind obligating it to issue, transfer, sell or deliver any security of Natcore other than pursuant to this Agreement;

(c)	Natcore shall not alter or amend its constating documents as the same exist at the date of this Agreement;

(d)

Natcore shall not, until the Closing Date, engage in any business, enterprise or other activity different from that carried on by it at the date of this Agreement or enter into any transaction or incur (except in respect of obligations or liabilities to which it is already legally subject) any obligation, expenditure or liability other than obligations, expenditures and liabilities relating to the maintenance of its corporate existence;

(e)

Natcore shall maintain its books, accounts and records in the usual, regular and ordinary manner, on a basis consistent with prior practices and will comply with all laws, rules and regulations applicable to it and to the conduct of its business and will not do any act, or omit to do any act which will cause a breach of any material commitments of obligations and will ensure that the License Agreement remains in good standing and will not do any act or omit to do any act which would cause a breach of the License Agreement;

(f)

Natcore shall furnish to Syracuse such information, in addition to the information contained in this Agreement, relating to the financial condition, business, properties and affairs of Natcore as may reasonably be requested by Syracuse, including but not limited to, a satisfactory business plan, financial statements as required by the Exchange including audited statements for the most recently completed financial year of Natcore and the two financial years prior and interim statements reviewed by a certified professional accountant for Natcore’s most recently completed quarter or other interim period, which information shall be true and complete in all material respects and shall not contain an untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they are made, not misleading;

(g)

Natcore shall provide to Syracuse prospectus level disclosure regarding its financial condition, business, assets and affairs for the purposes of completing a filing statement or information circular as required by the Exchange and shall certify such disclosure in such filing statement or information circular as constituting full, true and plain disclosure;

(h)

Natcore shall cause the Cancelled Warrants to be cancelled and of no effect on or prior to the Closing Date, such that upon the completion of the transactions contemplated by this Agreement, Syracuse shall hold all of the issued and outstanding securities of Natcore and Natcore shall become a wholly owned subsidiary of Syracuse;

(i)	Natcore, shall together with the written consent of Rice, modify the Shareholder’s Agreement; and

(j)	Natcore shall do all such other acts and things as may be necessary or desirable in order to give effect to the transaction contemplated by this Agreement.

6.3 Covenants of the Vendors

The Vendors hereby covenant and agree that:

(a)

The Vendors shall furnish to Syracuse such information, in addition to the information contained in this Agreement, relating to the Natcore Securities as may reasonably be requested by Syracuse, which information shall be true and complete in all material respects and shall not contain an untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they are made, not misleading; and

(b)	The Vendors shall do all such other acts and things as may be necessary or desirable in order to give effect to the transaction contemplated hereby.

6.4 Mutual Covenants

Each of the Parties hereby covenant that:

(a)

The Parties covenant that from the date hereof until the Termination Date not to initiate, propose, assist or participate in any activities in opposition to or in competition with the transactions contemplated by this Agreement, and without limiting the generality of the foregoing, not to undertake any transaction or negotiate any transaction which would be or potentially could be in conflict with this Agreement and not to take actions out of the ordinary course of business of any kind which may reduce the likelihood of success of the transactions contemplated by this Agreement;

(b)

The Parties acknowledge that the Payment Shares, the Payment Warrants, the Payment Warrant Shares, to be issued to the Vendors will be subject to restrictions on resale under applicable policies of the Exchange and the Applicable Securities Laws and may be subject to escrow restrictions in whole or in part pursuant to applicable policies of the Exchange;

(c)	The Parties agree to bear their own expenses required to be incurred to complete the transactions described in this Agreement; and

(d)	Each of the Parties shall use their respective commercially reasonable best efforts to conclude the transactions contemplated by this Agreement.

ARTICLE 7 - CONDITIONS PRECEDENT

7.1 Conditions Precedent to the Performance of Syracuse

          The obligations of Syracuse under this Agreement shall be subject to the satisfaction at or before the Closing Time of the following conditions :

(a)

Truth and Accuracy of Representations of the Vendors and Natcore at Closing. The representations and warranties of the Vendors made in Section 4.1, and by Natcore in Section 4.2 shall be true and correct in all material respects as at the Closing and the Vendors and Natcore shall have complied in all material respects with its obligations and covenants hereunder;

(b)

No Debts. There being no debts or amounts owing to Natcore by any of its officers, former officers, directors, former directors, shareholders, employees or former employees, or any family member thereof, or any person with whom Natcore does not deal with at arm’s length, other than amounts advanced to such person for expenses incurred on Natcore’s behalf in the ordinary course;

(c)

Performance of Obligations. The Vendors and Natcore shall have performed and complied with all the obligations to be performed and complied with by them in order to complete the intent of this Agreement and the Letter of Intent;

(d)

Absence of Injunctions , etc. No injunction or restraining order of any court or administrative tribunal of competent jurisdiction shall be in effect prohibiting the transactions contemplated hereby and no action or proceeding shall have been instituted or be pending before any court or administrative tribunal to restrain or prohibit the transactions between the parties contemplated hereby;

(e)	Closing Documents. At or before the Closing Time, Syracuse shall have received the documents referred to in Section 8.3 as therein provided;

(f)

Financing. the Private Placement shall have been completed to raise proceeds of not less than $1,200,000 to be placed by Syracuse or the Vendors with or without the assistance of an agent at a price of $0.40 per Unit;

(g)

No Material Adverse Change. No material adverse change shall have occurred in the business, assets, liabilities, results, financial condition, affairs or prospects of Natcore from the date hereof to the Closing Date;

(h)	No Legal Proceeding. There being no legal proceeding or regulatory actions, investigations or proceedings against or threatened against Natcore as at the Closing Date;

(i)	No Prohibition at Law. There being no prohibition at law against the consummation of this Agreement or the acquisition of the Natcore Securities by Syracuse;

(j)

No Investigation. There shall be no inquiry or investigation (whether formal or informal) in relation to Natcore or its directors or officers, commenced or threatened by an officer or official of any Regulatory Authority, such that the outcome of such inquiry or investigation could have a material adverse effect on Natcore;

(k)

Natcore Securities. The Natcore Securities shall be validly issued and free of clear of all liens, charges, security interests and encumbrances whatsoever, and the Natcore Shares shall be issued as non-revocable , fully paid and non-assessable shares, and the Natcore Warrants shall have been validly issued;

(l)	Cancellable Warrants. Prior to the Closing Date, the Cancellable Warrants shall have been cancelled by Natcore, with the consent of their holders;

(m)

No Unaccounted for Securities. There shall be no other issued and outstanding securities in the capital of Natcore other than as disclosed herein and Natcore shall become a wholly-owned subsidiary of Syracuse; and

(n)

Approvals. Any approval or consent of the Regulatory Authorities required including the Exchange and the Securities Commissions, as applicable, or the shareholders of Syracuse required with respect to the transactions contemplated by this Agreement shall have been obtained.

          The conditions set forth in this Section 7.1 are for the exclusive benefit of Syracuse and may be waived by Syracuse in writing in whole or in part on or before the Closing Date. Notwithstanding any such waiver, the completion of the purchase and sale contemplated by this Agreement by Syracuse shall not prejudice or affect in any way the rights of Syracuse in respect of the warranties and representations of the Vendors set forth in Section 4.1 of this Agreement.

7.2 Conditions Precedent to the Performance of the Vendors and Natcore

          The obligations of the Vendors and Natcore under this Agreement shall be subject to the satisfaction at or before the Closing Time of the following conditions:

(a)

Truth and Accuracy of Representations of Syracuse at Closing - The representations and warranties of Syracuse made in Section 5.1 shall be true and correct in all material respects as at the Closing and Syracuse shall have complied in all material respects with its obligations and covenants hereunder;

(b)

No Debts. There being no debts or amounts owing to Syracuse by any of its officers, former officers, directors, former directors, shareholders, employees or former employees, or any family member thereof, or any person with whom Syracuse does not deal with at arm’s length, other than amounts advanced to such person for expenses incurred on Syracuse’s behalf in the ordinary course;

(c)

Performance of Obligations. Syracuse shall have performed and complied with all the obligations to be performed and complied with by it in order to complete the intent of this Agreement and the Letter of Intent;

(d)

Absence of Injunctions, etc. No injunction or restraining order of any Court or administrative tribunal of competent jurisdiction shall be in effect prohibiting the transactions contemplated hereby and no action or proceeding shall have been instituted or be pending before any Court or administrative tribunal to restrain or prohibit the transactions between the parties contemplated hereby;

(e)	Closing Documents. At or before the Closing Time, the Vendors shall have received the documents referred to in Section 8.4 as therein provided;

(f)

Financing. the Private Placement shall have been completed to raise proceeds of not less than $1,200,000 to be placed by Syracuse or the Vendors with or without the assistance of an agent at a price of $0.40 per Unit;

(g)

No Material Adverse Change. No material adverse change shall have occurred in the business, assets, liabilities, results, financial condition, affairs or prospects of Syracuse from the date hereof to the Closing Date;

(h)	No Legal Proceeding. There being no legal proceeding or regulatory actions, investigations or proceedings against or threatened against Syracuse as at the Closing Date;

(i)	No Prohibition at Law. There being no prohibition at law against the consummation of this Agreement or the acquisition of the Natcore Securities by Syracuse;

(j)

No Investigation. There shall be no inquiry or investigation (whether formal or informal) in relation to Syracuse or its directors or officers, commenced or threatened by an officer or official of any Regulatory Authority, such that the outcome of such inquiry or investigation could have a material adverse effect on Syracuse;

(k)

Payment Shares and Payment Warrants. The Payment Shares, when issued on Closing, shall be fully paid, validly issued and free of clear of all liens, charges, security interests and encumbrances whatsoever, and the Payment Warrants, when issued on Closing, shall be validly issued and free and clear of all liens, charges, security interests and encumbrances whatsoever, except for such escrow restrictions imposed by the Exchange;

(l)

Approvals - Any approval or consent of the Regulatory Authorities required including the Exchange, the Securities Commissions and the United States Securities and Exchange Commission, as applicable, or the shareholders of Natcore required with respect to the transactions contemplated by this Agreement shall have been obtained.

(m)	Advance. Natcore shall have received the Advance from Syracuse.

(n)	Syracuse Options. Prior to the Closing Date, 200,000 of the Syracuse Options shall have been exercised by their holders or cancelled by Syracuse with the consent of their holders;

(o)

Board of Directors - On the Closing Date, all directors and officers of Syracuse shall resign from their offices effective as of the Closing Date, with the exception of W. John Meekison, who shall remain on the board as Syracuse’s nominee, in favour of nominees of the Vendors who shall be entitled to appoint directors of Syracuse and the following individuals shall be appointed as officers of Syracuse: (i) Charles Provini shall be appointed Chief Executive Officer, Shauna Hartman shall be appointed Corporate Secretary and Brian Zucker shall be appointed Chief Financial Officer; and

(p)	Financial Condition On the Closing Date, Syracuse will have unencumbered working capital of not less than $250,000, not including the proceeds of the Private Placement.

          The conditions set forth in this Section 7.2 are for the exclusive benefit of the Vendors and Natcore and may be waived by the Vendors and Natcore in writing in whole or in part on or before the Closing Date. Notwithstanding any such waiver, completion of the purchase and sale contemplated by this Agreement by the Vendors and Natcore shall not prejudice or affect in any way the rights of the Vendors in respect of the warranties and representations of Syracuse set forth in Section 5.1 of this Agreement.

ARTICLE 8 - CLOSING

8.1 Closing

          The transactions contemplated herein shall be completed at 2:00 p.m. on the Closing Date, at the offices of Armstrong Simpson, 2080 - 777 Hornby Street, Vancouver, B.C. V6Z 1S4, or at such other time or at such other location as may be mutually agreed upon in writing by the parties hereto, but in any event the Closing Date shall be no later than May 31, 2009.

8.2 Closing Documents

          On the Closing Date, the Vendors and Natcore, as applicable shall deliver, or cause to be delivered, to Syracuse the documents set forth in Section 8.3 hereof and such other documents as Syracuse may reasonably require to perfect the purchase and sale intended hereby and Syracuse shall deliver, or cause to be delivered, to the Vendors and Natcore the documents set forth in Section 8.4 hereof and such other documents as the Vendors and Natcore may reasonably require to perfect the purchase and sale intended hereby.

8.3 Natcore and Vendors’ Closing Documents

          At the Closing Time, the Vendors and Natcore, as applicable, shall deliver or cause to be delivered to Syracuse at the place of the Closing the following:

(a)	certificates registered in the name of Syracuse representing the Natcore Shares and Natcore Warrants being acquired hereunder;

(b)

a certificate signed by Natcore, dated as of the Closing Date confirming the truth and accuracy, in all material respects of Natcore’s representations and warranties as set out in Section 4.1 hereof, on and as of the Closing Date, and that the covenants and agreements of Natcore to be observed and performed at or before the Closing pursuant to this Agreement have been duly observed and performed in all material respects;

(c)	any escrow agreements in respect of the Payment Shares, the Payment Warrants and the Payment Warrant Shares that may be required by the Exchange, duly executed by the Vendors;

(d)

a certified copy of a resolution of the directors of Natcore approving the transfer of the Natcore Shares and the Natcore Warrants to Syracuse and authorizing the registration of the Natcore Shares and the Natcore Warrants in the name of Syracuse and cancelling the Cancellable Warrants;

(e)	written consents from the holders of the Cancellable Warrants consenting to the cancellation of the Cancellable Warrants;

(f)	written agreement signed by Rice and Natcore for the modification of the Shareholder’s Agreement;

(g)	written confirmation of Rice confirming the good standing of the License Agreement and of Natcore’s obligations in relation thereto;

(h)

such favourable legal opinions of legal counsel to Natcore, addressed to Syracuse and their legal counsel and the Exchange and dated as of the Closing Date, in form and content acceptable to Syracuse, acting reasonably, wit h respect to all matters which Syracuse may reasonably request including, without limitation:

	(A)	the due incorporation and valid subsistence of Natcore;

	(B)	the qualification of Natcore to carry on business under the laws of each jurisdiction in which it carries on business;

	(C)	the authorized and issued capital of Natcore;

	(D)	the due creation, authorization and issuance of the Natcore Shares and the Natcore Warrants; and

	(E)	the due authorization, execution, binding effect and enforceability of this Agreement subject to bankruptcy laws, the availability of all equitable remedies and other customary exceptions;

(i)

all other necessary consents, waivers, including waivers of rights of first refusal and preemptive rights, authorizations and instruments of transfer required to enable the transfer of the Natcore Securities, in accordance with the terms hereof, free and clear of any encumbrance or any voting agreement, voting trust or other agreement, limitation or restriction whatsoever; and

(j)	such further documents and assurances as Syracuse or Syracuse’s legal counsel may reasonably require in order to give effect to the provisions hereof.

8.4 Syracuse’s Closing Documents

          At the Closing Time, Syracuse shall deliver or cause to be delivered to the Vendors at the place of the Closing the following:

(a)

a certificate signed by Syracuse, dated as of the Closing Date confirming the truth and accuracy, in all material respects of Syracuse’s representations and warranties as set out in Section 5.1 hereof, on and as of the Closing Date, and that the covenants and agreements of Syracuse to be observed and performed at or before the Closing pursuant to this Agreement have been duly observed and performed in all material respects;

(b)

share certificates, or such other documents in lieu thereof as may be mutually acceptable to the Vendors and Syracuse, acting reasonably, representing the Payment Shares that are not subject to escrow in accordance with the requirements of the Exchange, duly issued and signed by Syracuse, issued in the names of the respective Vendors according to Schedule “A”;

(c)

warrant certificates representing the Payment Warrants that are not subject to escrow in accordance with the requirements of the Exchange, duly issued and signed by Syracuse, issued in the names of the respective Vendors according to Schedule “A” in the form set forth in Schedule “B”;

(d)	any escrow agreements in respect of the Payment Shares, the Payment Warrants and the Payment Warrant Shares that may be required by the Exchange, duly executed by Syracuse;

(e)	a certified copy of a resolution of the directors of Syracuse approving;

	(i)	acceptance of the resignation of the existing directors of Syracuse as at the Closing Date, with the exception of W. John Meekison;

(ii)

the issuance of the Payment Shares, the Payment Warrants and the Payment Warrant Shares to the Vendors and authorizing the issuance of share certificates representing the Payment Shares, and warrant certificates representing the Payment Warrants all in the names of the Vendors according to Schedule “A”; and

	(iii)	the cancella tion of 200,000 of the Syracuse Options (if not previously exercised by their holders);

(f)	if not previously exercise by their holders, written consents from the holders of the 200,000 Syracuse Options to be cancelled confirming their consent to the cancella tion of those Syracuse Options;

(g)	duly signed resignations of all directors and officers of Syracuse, with the exception of W. John Meekison;

(h)	certified copies of resolutions of the directors of Syracuse;

(i)

appointing the nominees of Natcore to the board of directors of Syracuse whom it is acknowledged by Syracuse shall be Brien Lundin and Charles Provini and appointing the nominees of Natcore as officers of Syracuse, whom it is acknowledged by Syracuse shall be Charles Provini as President and Chief Executive Officer, Shauna Hartman as Corporate Secretary and Brian Zucker as Chief Financial Officer; and

(ii)

altering the signatories on all existing bank accounts of Syracuse as directed by Natcore on or before the Closing Date, and all such other corporate documentation as may be reasonably requested by Natcore’s legal counsel;

(i)

such favourable legal opinion of legal counsel to Syracuse, addressed to Natcore and each of the Vendors and their legal counsel and dated as of the Closing Date, in form and content acceptable to Natcore, acting reasonably, with respect to all matters which Natcore may reasonably request including, without limitation:

	(A)	the due incorporation and valid subsistence of Syracuse;

	(B)	the qualification of Syracuse to carry on business under the laws of each jurisdiction in which it carries on business;

	(C)	the authorized and issued capital of Syracuse;

(D)	the due creation, authorization and issuance of the Payment Shares and the Payment Warrants;

(E)	the due authorization, execution, binding effect and enforceability of this Agreement subject to bankruptcy laws, the availability of all equitable remedies and other customary exceptions;

(F)

that no prospectus is required and, except as have been obtained or completed, no approval or consent of or filing with any Regulatory Authority or the Exchange is required in order to permit the issuance and sale by Syracuse of the Payment Shares and the Payment Warrants, except for filings required under the Applicable Securities Laws or as may be required by the Exchange;

(G)

that no prospectus is required and, except as have been obtained or completed, no approval or consent of or filing with any Regulatory Authority or the Exchange is required in order to permit the issuance of the Payment Warrant Shares, provided the conditions set out in the opinion are satisfied; and

(H)	the hold periods and resale restrictions applicable to the Payment Shares, the Payment Warrants and the Payment Warrant Shares, under the Applicable Securities Laws; and

(j)	such further documents and assurances as the Vendors may reasonably require in order to give effect to the provisions hereof.

ARTICLE 9 – EXAMINATIONS AND WAIVERS

9.1 Access to Information - Natcore

          Natcore shall permit Syracuse and its employees, agents, legal counsel, accountants and other representatives, between the date hereof and the Closing Date, to have access during normal business hours to the premises and to all the books, accounts, records and other data of Natcore (including, without limitation, all corporate, accounting and tax records and any electronic or computer accessed data) and to the properties and assets of Natcore, and Natcore will furnish, and require that their principal bankers, appraisers and independent auditors and other advisors furnish, to Syracuse such financial and operating data and other information with respect to the business, properties and assets of Natcore as Syracuse shall from time to time reasonably request to enable confirmation of the matters warranted in Article 4 hereof and to seek the approval of regulatory authoritie s.

9.2 Access to Information - Syracuse

          Syracuse shall permit Natcore and its employees, agents, legal counsel, accountants and other representatives, between the date hereof and the Closing Date, to have access during normal business hours to the premises and to all the books, accounts, records and other data of Syracuse (including, without limitation, all corporate, accounting and tax records and any electronic or computer accessed data) and to the properties and assets of Syracuse, and Syracuse will furnish, and require that their principal bankers, appraisers and independent auditors and other advisors furnish, to Natcore such financial and operating data and other information with respect to the business, properties and assets of Syracuse as Natcore shall from time to time reasonably request to enable confirmation of the matters warranted in Article 5 hereof and to seek the approval of regulatory authorities.

9.3 Disclosure of Information

Any information about a Party (in this section a “Disclosing Party”) obtained by the other Party (in this section, a “Receiving Party”) that is not already in the public domain shall be kept confidential by the Receiving Party, unless otherwise required by applicable Regulatory Authorities. In the event such disclosure is required by applicable regulatory authorities, the Disclosing Party, acting reasonably, will be entitled to approve the form of disclosure prior to its dissemination by the Receiving Party. In the event Closing does not take place, each Receiving Party shall return to each Disclosing Party all confidential information and materials about the Disclosing Party in the Receiving Party’s possession. Any information about this Agreement and the transactions contemplated herein, to be disseminated by either party, must be pre-approved by Syracuse and the Vendors, acting reasonably.

ARTICLE 10 - TERMINATION

10.1 Termination

          Unless the parties otherwise agree, the obligations of the parties hereunder, with the exception of the obligations of the parties in Article 9 hereto which shall survive this Agreement, shall terminate on the Termination Date if the Closing has not occurred for any reason on or prior to such date provided, however, that any such termination shall not prejudice the rights of a party as a result of a breach by any other party of its obligations hereunder.

10.2 Further Termination

          Notwithstanding section 10.1 above, the obligations of the parties hereunder, with the exception of the obligations of the parties in Article 9 hereto which shall survive this Agreement, shall also terminate on the earliest of the following events:

(a)	Written agreement of the parties to terminate this Agreement; or

(b)

Any Regulatory Authority having notified in writing any of the Parties that it will not permit the Qualifying Transaction, the Private Placement or the transactions contemplated by this Agreement to proceed.

ARTICLE 11 - GENERAL

11.1 Public Notices

          The parties hereto agree that all notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and co-ordinated and no party hereto shall act unilaterally in this regard without the prior approval of the others, such approval not to be unreasonably withheld.

11.2 Expenses

          The Parties shall bear their own expenses in relation to the matters contemplated herein.

11.3 Time

          Time shall be of the essence hereof.

11.4 Notices

          Any notice or other writing required or permitted to be given hereunder or for the purposes hereof shall be sufficiently given if delivered or sent by facsimile to the party to whom it is given or if mailed, by prepaid registered mail, addressed to such party at:

(a)	If to Syracuse:

918 – 1030 West Georgia Street
Vancouver, British Columbia , V6E 2Y3

Attention: Steve Bajic Fax: 604.662.7950

with a copy to Syracuse’s legal counsel,

Boughton Law Corporation Suite 700-595 Burrard Street
Vancouver, British Columbia, V7X 1S8

Attention: Rory Godinho Fax: 604.683.5317

(b)	If to the Vendors or Natcore:

47 Club Way Red Bank New Jersey, USA, 07701

Attention: Charles Provini
Email: Provini@verizon.net

with a copy to Natcore’s Canadian legal counsel:

Armstrong Simpson
2080 – 777 Hornby Street
Vancouver, B.C.
V6Z 1S4

Attention: Paul Simpson
Fax: 604.662.3231

with a copy to Natcore’s U.S. legal counsel:

Tagliaferro & LoPresti, LLP
45 Broadway, Suite 2200
New York, New York 10006

Attention: Marc X. LoPresti, Esq.
Fax: (212) 232-2398

or at such other address as the party to whom such writing is to be given shall have last notified the party giving the same in the manner provided in this section. Any notice mailed as aforesaid shall be deemed to have been given and received on the fifth business day next following the date of its mailing unless at the time of mailing or within five (5) business days thereafter there occurs a postal interruption which could have the effect of delaying the mail in the ordinary course, in which case any notice shall not be effectively given unless it is actually delivered or sent by facsimile . Any notic e delivered or sent by facsimile to the party to whom it is addressed shall be deemed to have been given and received on the day it was delivered, provided that if such day is not a business day then the notice shall be deemed to have been given and received on the business day next following such day.

11.5 Severability

          If any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless in either case as a result of such determination this Agreement would fail in its essential purpose.

11.6 Entire Agreement

          This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements and understandings, oral or written, by and between any of the parties hereto with respect to the subject matter hereof.

11.7 Further Assurances

          The parties hereto shall with reasonable diligence do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated hereby, and each party hereto shall provide such further documents or instruments required by the other party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions whether before or after the Closing Date.

11.8 Enurement

          This Agreement and each of the terms and provisions hereof shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.

11.9 Counterparts

          This Agreement may be executed in as many counterparts as may be necessary or by facsimile and each such agreement or facsimile so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

          IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written, and in the case of the Vendors which are corporate entities, Natcore and Syracuse, by their respective proper officers first duly authorized in that behalf.

SYRACUSE CAPITAL CORP.

Per:

Authorized Signatory

FORT HILL RESOURCES INC.

Per:

Authorized Signatory

KADAMON CAPITAL INC.

Per:

Authorized Signatory

SIGNED, SEALED and DELIVERED by	)
ANDREW R. BARRON in the presence of:	)
)

Name of Witness	)
)

Address	)	ANDREW R. BARRON
)

)

Occupation	)
)

NORTH COAST INITIATIVES INC.

Per:

Authorized Signatory

JEFFERSON DIRECT, LLC.

Per:

Authorized Signatory

WILLIAM MARSH RICE UNIVERSITY

Per:

Authorized Signatory

HAWK PARTNERSHIP, LP.

Per:

Authorized Signatory

SIGNED, SEALED and DELIVERED by	)
BRIEN LUNDIN in the presence of:	)
)

Name of Witness	)

Address	)	BRIEN LUNDIN
)
)
)

Occupation	)
)

SIGNED, SEALED and DELIVERED by	)
GREGG J. SEDUN in the presence of:	)
)

Name of Witness	)
)

Address	)	GREGG J. SEDUN
)

)

Occupation	)
)

SIGNED, SEALED and DELIVERED by	)
MICHAEL BAYBAK in the presence of:	)
)

Name of Witness	)
)

Address	)	MICHAEL BAYBAK
)

Occupation	)
)

SIGNED, SEALED and DELIVERED by	)
TONY LONSTEIN in the presence of:	)
)

Name of Witness	)
)

Address	)	TONY LONSTEIN
)

Occupation	)
)

BANK SAL. OPPENHEIM JR & CIE. (SWITZERLAND) LTD.

Per:

Authorized Signatory

SIGNED, SEALED and DELIVERED by	)
LAWRENCE ROULSTON in the presence of:	)
)
)

Name of Witness	)

)
Address	)	LAWRENCE ROULSTON
)

)

Occupation	)

SIGNED, SEALED and DELIVERED by	)
ERNST PERNET in the presence of:	)
)

Name of Witness	)
)

Address	)	ERNST PERNET
)

Occupation	)
)
)
SIGNED, SEALED and DELIVERED by	)
SCOTT GIBSON in the presence of:	)
)
)
Name of Witness	)
)

Address	)	SCOTT GIBSON
)
)
)

Occupation	)
)

CENTRUM BANK

Per:

Authorized Signatory

ZILA CORPORATION

Per:

Authorized Signatory

LOM NOMINEES (ITF LARGO FLIGHT LIMITED)

Per:

Authorized Signatory

DCDG, LLC

Per:

Authorized Signatory

LOM NOMINEES (ITF DRAGON GOLD CORP.)

Per:

Authorized Signatory

SIGNED, SEALED and DELIVERED by	)
MARC X. LOPRESTI in the presence of:	)
)

Name of Witness	)
)

Address	)	MARC X. LOPRESTI
)

)
Occupation	)
)

SIGNED, SEALED and DELIVERED by	)
JOSEPH A. TAGLIAFERRO III in the	)
presence of:	)
)

Name of Witness	)
)

Address	)	JOSEPH A. TAGLIAFERRO III
)

)

Occupation	)

SIGNED, SEALED and DELIVERED by	)
DENNIS FLOOD in the presence of:	)
)

Name of Witness	)
)

Address	)	DENNIS FLOOD
)

)

Occupation	)
)

SIGNED, SEALED and DELIVERED by	)
JOHN C. CALHOUN in the presence of:	)
)

Name of Witness	)
)

Address	)	JOHN C. CALHOUN
)

)

Occupation	)
)

SIGNED, SEALED and DELIVERED by	)
JOSEPH KONOPNY in the presence of:	)
)

Name of Witness	)
)

Address	)	JOSEPH KONOPNY
)

Occupation	)

SIGNED, SEALED and DELIVERED by	)
CHARLES R. PROVINI in the presence of:	)
)

Name of Witness	)
)

Address	)	CHARLES R. PROVINI
)

)

Occupation	)

SIGNED, SEALED and DELIVERED by	)
ADRIENNE RANDLE BOND in the	)
presence of:	)
)

Name of Witness	)
)

Address	)	ADRIENNE RANDLE BOND
)

)

Occupation	)

SIGNED, SEALED and DELIVERED by	)
MARY CAPLINGER in the presence of:	)
)

Name of Witness	)
)

Address	)	MARY CAPLINGER
)

)

Occupation	)

SIGNED, SEALED and DELIVERED by	)
ELIZABETH PROVINI in the presence of:	)
)

Name of Witness	)
)

Address	)	ELIZABETH PROVINI
)

)

Occupation	)
)

SCHEDULE “A”

VENDORS AND NATCORE SECURITIES

	Number of Natcore	Number of Natcore
Name and Address of Vendor	Shares	Warrants

Poydras Street, Suite 2810, New Orleans, LA, 70163, USA	1,000,000	Nil

Kadamon Capital Inc., 3500 North Causeway Blvd, Suite 1600, Metairie , LA, 70002, USA	1,000,000	Nil

Andrew R. Barron, 241 Asbury Street, Houston, TX, 77007, USA	1,000,000	250,000

North Coast Initiatives Ltd., 161 Forest Street, Oberlin, Ohio, 44074, USA	1,000,000	Nil

Jefferson Direct, LLC, 2400 Jefferson Hwy, Suite 600, Jefferson, LA, 70121	1,000,000	Nil

William Marsh Rice University, 6100 Main Street, Houston, TC, 77005, USA	555,556	Nil

Hawk Partnership LP, 47 Club Way, Red Bank, NJ, 07701, USA	1,050,000	Nil

Brien F. Lundin, 1128 Bonnabel Blvd, Metairie, LA, 70005, USA	926,112	225,000

Gregg J. Sedun, 6015 Alma Street, Vancouver, B.C., V6N 1Y3	275,001	Nil

Michael Baybak, 4515 Ocean View Blvd, Suite 305, La Canada, CA, 91011, USA	308,334	Nil

Tony Lonstein, 4825 Gaynore Avenue, Encino, CA, 91436, USA	108,334	Nil

	Number of Natcore	Number of Natcore
Name and Address of Vendor	Shares	Warrants

Bank sal. Oppenheim jr. & Cie. (Switzerland) Ltd., A/C – 960- 2723-1, Rush & Co. Swiss American Sec. Inc., 12 East 49th Street, 41st Floor, New York, NY, 10017, USA	833,334	Nil

Lawrence Roulston, 1510-800 West Pender Street, Vancouver, B.C., V6C 2V6	111,112	Nil

Ernset Pernet, Bachtelstrasse 22, CH-8805, Richterswil, Switzerland	416,667	Nil

Scott Gibson, 302-2350 Cornwall Street, Vancouver, B.C., V6K 1B7	166,668	Nil

Centrum Bank, Kirchstrasse 3, 9490 Valduz, Principality of Liechtenstein	833,334	Nil

Zila Corporation, LeQuesne Chambers, 9 Burrard Street, St. Helier, Jersey, Channel Islands, JE24WS	527,778	Nil

LOM Nominees ITF Largo Flight Limited, 27 Reid Street, Hamilton, HM11, Bermuda	308,887	Nil

DGDC, LLC, 160 S. Main Street #2B, Stowe, VT, 05672, USA	123,334	Nil

LOM Nominees ITF Dragon Gold Corp., the LOM Building, 27 Reid Street, Hamilton, HM11, Bermuda	154,445	Nil

Marc X LoPresti, Esq., 45 Broadway, Suite 2200, New York, NY, 10006, USA	41,500	125,000

Joseph A. Tagliaferro III, Esq., 12400 Wilshire Blvd, Suite 820, Los Angeles, California, 90025	41,500	125,000

Dennis Flood, 161 Forest Street, Oberlin, Ohio, 44074, USA	Nil	250,000

	Number of Natcore	Number of Natcore
Name and Address of Vendor	Shares	Warrants

John C. Calhoun, 1100 Poydras Street, Suite 2810, New Orleans, LA, 70163, USA	Nil	225,000

Joseph Konopny, 3500 North Causeway Blvd, Suite 1600, Metairie, LA, 70002, USA	Nil	225,000

Charles R. Provini, 47 Club Way, Red Bank, NJ, 07701, USA	Nil	225,000

Adrienne Randle Bond, 5505 Jackson Street, Houston, TX 77004, USA	Nil	100,000

Mary Caplinger, 1528 Seventh Street, New Orleans, LA 70115, USA	Nil	100,000

Elizabeth Provini, 47 Club Way, Red Bank, NJ, 07701, USA	Nil	100,000

Totals:	11,781,895	1,950,000

SCHEDULE “B”

FORM OF PAYMENT WARRANT

“Unless permitted under securities legislation, the holder of the securities shall not trade the securities before [insert date which is four months and one day from the Closing Date].”

“Without prior written approval of the TSX Venture Exchange and compliance with all applicable securities legislation, the securities represented by this certificate may not be sold, transferred, hypothecated or otherwise traded on or through the facilities of the TSX Venture Exchange or otherwise in Canada or to or for the benefit of a Canadian resident before [insert date which is four months and one day from the Closing Date].”

VOID AFTER 4:00 PM (VANCOUVER TIME) IN THE CITY OF VANCOUVER, PROVINCE
OF BRITISH COLUMBIA, ON [insert date which is 60 months from the Closing Date]

WARRANTS TO PURCHASE COMMON SHARES OF
SYRACUSE CAPITAL CORP.

(incorporated under the Business Corporations Act, British Columbia)

No. WCAQ–00[X]	*** WARRANTS
NOTE: One Warrant is Required to purchase one common share.

THIS IS TO CERTIFY THAT for value received the holder, _________________ (the “Holder”), of this certificate (the “Warrant Certificate “) is entitled to purchase one fully paid and non-assessable common share Syracuse Capital Corp. (herein called the “Corporation”) for each Warrant represented hereby, as such shares were constituted on [insert closing date] at any time up to 4:00 p.m. (local time) in the City of Vancouver, Province of British Columbia on [insert date which is 60 months from the Closing Date], (the “Expiry Date”) at and for a price of $0.40 per share, of lawful money of Canada, upon and subject to the terms and conditions referred to in this Warrant Certificate and the Acquisition Agreement dated March 26, 2009 entered into between the Corporation and the Holder.

          These Warrants are non-transferable.

          The Warrants may be exercised only at the offices of the Corporation’s transfer agent, Computershare Trust Company of Canada at 2nd Floor, 510 Burrard Street, Vancouver, B.C., V6C 3B8.

          IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be executed.

SYRACUSE CAPITAL CORP.

Per:	C/S

Director

TERMS, CONDITIONS AND INSTRUCTIONS

1. The holder of this warrant may subscribe for the number of shares of the Corporation indicated on the face hereof.

2. For each share purchased pursuant to this warrant on or before the Expiry Date, payment must be made in the amount of $0.40 per share. All payments must be made in Canadian Funds, in cash or by certified cheque, bank draft or money order payable, at par, in Vancouver, British Columbia. If payment is made by way of an uncertified cheque, the Corporation reserves the right to deem that the payment has not been received until the cheque has cleared the account upon which it has been drawn.

3. To exercise the rights evidenced by this warrant, this warrant with the following Warrant Exercise Form completed, must be delivered or mailed to and received by the offic es of the Corporation’s transfer agent, Computershare Trust Company of Canada at 2nd Floor, 510 Burrard Street, Vancouver, British Columbia, V6C 3B8.

4. The rights evidenced by this warrant expire at 4:00 p.m. local time in Vancouver, British Columbia, on the Expiry Date.

5. The rights evidenced by this warrant may not be transferred.

6. If this warrant or the purchase price are forwarded by mail it is suggested that registered mail be used as the Corporation will not be responsible for any losses which occur through the use of mails.

7. The rights evidenced by this warrant are to purchase common shares in the capital stock of the Corporation as they were constituted on [insert Closing .ate] If there shall, prior to the exercise of any of the rights evidenced hereby, be any reorganization of the authorized capital of the Corporation by way of consolidation, merger, sub-division, amalgamation or otherwise, or the payment of any stock dividends, then there shall automatically be an adjustment in either or both the number of shares of the Corporation which may be purchased pursuant hereto or the price at which such shares may be purchased, by corresponding amounts, so that the right evidenced hereby shall thereafter be as reasonably as possible equivalent to those originally granted hereby. The Corporation sha ll have the sole and exclusive power to make adjustments as it considers necessary and desirable.

APPENDIX 1

WARRANT EXERCISE FORM

TO: SYRACUSE CAPITAL CORP.

The undersigned hereby exercises the right to purchase _______ Common Shares of SYRACUSE CAPITAL CORP. (the “Corporation”) (or such number of other securities or property to which such Warrants (the “ Warrants”) entitle the undersigned in lieu thereof or in addition thereto under the provisions of the Warrant Certificate for the time being governing the hold ing of the Warrants in the Corporation) in accordance with and subject to the provisions of such Warrant Certificate which may be obtained, free of charge, from the Corporation at Suite 2080-777 Hornby Street, Vancouver, British Columbia, V6Z 1S4.

The Common Shares (or other securities or property) are to be issued as follows:

Name: ______________________________________________________________________________________

Address in full: ___________________________________________________________________________________________________

___________________________________________________________________________________________________

Number of Common Shares: ______________________________________________________________________

Note: If further nominees intended, please attach (and initial) a schedule giving these particulars.

(CHECK ONE)

☐

The undersigned hereby represents and warrants to the Corporation that at the time of exercise the undersigned is not a U.S. person or a person within the United States (as such terms are defined in Regulation S under the Securities Act of 1933 (the “U.S. Securities Act”) and the Warrant is not being exercised on behalf of a U.S. person or any person with the United States.

☐

The undersigned is tendering with this exercise form a written opinion of counsel or other evidence satisfactory to them to the effect that the Common Shares to be delivered upon exercise of this Warrant have been registered under the U.S. Securities Act and the Securities laws of all applicable States of the United States or are exempt from registration thereunder; or

☐

The undersigned does not make the representation set forth above and the undersigned hereby represents, warrants and agrees that: (i) the undersigned will not offer or sell the Common Shares except pursuant to registration under the U.S. Securities Act or in accordance with an exemption from registration thereunder or in compliance with Regulation S under the U.S. Securities Act; and (ii) the certificates representing the Common Shares subscribed for may have endorsed thereon a legend to such effect.

DATED this_______ day of________, 20_____ .

Signature Guaranteed	(Signature of Warrant Holder)

Print full name

Print full address

Instructions.

1.

The registered holder may exercise his/her right to receive Common Shares by enclosing payment by way of cash, a certified cheque, bank draft or money order in lawful money of Canada, payable to the order Syracuse Capital Corp. and by completing this form and surrendering this form and the original Warrant Certificate representing the Warrants being exercised to the Corporation’s transfer agent, Computershare Trust Company of Canada at 2nd Floor, 510 Burrard Street, Vancouver, B.C., V6C 3B8. Certificates for Common Shares will be made available for pick up or mailed by registered mail within five business days after the exercise of the Warrant.

2.

If the Exercise Form indicates that Common Shares are to be issued to a person or persons other than the registered holder of the Warrant Certificate, the signature of such holder of the Exercise Form must be guaranteed by an authorized officer of a chartered bank, trust company or medallion guaranteed by an investment dealer who is a member of a recognized stock exchange.

3.

If the Exercise Form is signed by a trustee, executor, administrator, curator, attorney, officer of a corporation or any person acting in a judiciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Corporation